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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     Of the Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported): November 10, 2006


                             SEMOTUS SOLUTIONS, INC.
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             (Exact Name of Registrant as Specified in its Charter)

              NEVADA                      0-21069                 36-3574355
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(State or other jurisdiction of         (Commission           (I.R.S. Employer
  incorporation or organization)        File Number)         Identification No.)


               718 University Ave., Suite 202 Los Gatos, CA 95032
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              (Address of Principal Executive Offices) (Zip Code)

                                 (408) 399-6120
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              (Registrant's Telephone Number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CRF 240.14d-2(b))

[_] Pre-commencement communication pursuant to Rule 13e-4(C) under the Exchange
    Act (17 CFR 240.13e-4(C))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Semotus Solutions, Inc. ("Semotus") has entered into a definitive Agreement and Plan of Reorganization on November 10, 2006 with Citytalk, Inc. ("Citytalk"), relating to the merger of Citytalk with and into Semotus, with Semotus as the surviving corporation of the merger (the "Merger Agreement"). In the Merger Agreement, Semotus has agreed to acquire 100% of the issued and outstanding capital stock of Citytalk for 418,744,000 shares of Semotus Solutions' common stock. On a fully diluted basis, taking into consideration Semotus' outstanding stock, and assuming the exercise of all our warrants and vested stock options, Semotus would have approximately 46,500,000 common shares outstanding. Therefore, the issuance of 418,744,000 common shares to Citytalk will result in the Semotus shareholders owning approximately 10% of the combined corporation upon the close of the merger.

The agreement is subject to Semotus' stockholders approval, Citytalk's stockholders approval, the American Stock Exchange's approval and other closing conditions, including the acquisition by Citytalk of three other companies, NTCH Colorado, Inc., NTCH Idaho, Inc. and NTCH Tennessee, Inc. (collectively, "NTCH"), and an investment of at least $60,000,000 into Citytalk. Citytalk is a merger vehicle created to acquire tower infrastructure and flat rate cellular operations in key markets in the continential United States. If the merger with Citytalk does close, we have agreed to pay a placement fee to the placement agent, Bathgate Capital Partners, LLC in the form of $150,000 and 2,000,000 shares of restricted common stock. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

In determining the number of common shares of Semotus to be issued to Citytalk in the merger, their respective managements considered the book value of Citytalk to be zero at the time of the transaction and placed primary value on NTCH's assets and the proposed financing, which are prerequisites to closing the merger. The combination of NTCH's assets and at least $60,000,000 in capital that Citytalk has committed as a closing condition will provide value in the form of the expectation of a profitable ongoing business with meaningful revenues and adequate operating capital. Mr. Sullivan's past achievements, along with that of his management team, were also valuable considerations that post merger will provide for operational stability and the expectation of continued growth through future acquisitions, which is one of Mr. Sullivan's major strengths. Another consideration was the fact that this merger and the combined company is a major component to Semotus' compliance plan to remedy Semotus' current AMEX listing deficiencies that unless resolved will result in the delisting of Semotus from the American Stock Exchange. Additional factors considered in the value determination included the ongoing inability of Semotus to achieve financial stability or profitability without a major revamping of its business and a significant capital infusion. Semotus continues to operate at a loss, reporting $350,610 in net loss for its fiscal second quarter ended September 30th 2006. The working capital of Semotus as of September 30th 2006 was $338,021 or approximately $0.01 per share with an accumulated deficit of $68,138,493. Consequently, based upon all of the above factors, it was agreed to by the parties, contingent on the acquisition of the NTCH companies and the raising of at least $60,000,000, that Semotus would issue 418,744,000 shares of restricted common stock to Citytalk's shareholders as the purchase price.

We have also signed an investment agreement dated November 13, 2006, by and among Semotus and an individual investor, Richard Sullivan, Citytalk's Chairman and CEO, relating to an investment of US$225,000 (the "Investment Agreement"). The investment was taken in the form of a promissory note (the "Convertible Promissory Note") which may be converted by Mr. Sullivan at his discretion at any time into restricted common shares of Semotus at a conversion price of ten cents ($0.10) per share, for a total of 2,250,000 shares. The unpaid principal shall accrue interest at 8% per annum and all unconverted principal and interest is due and payable on November 1, 2008. We will incur no placement agent fees or expenses for this $225,000 investment. The issuance of the underlying shares is dependent upon the American Stock Exchange's approval. These funds will be used to increase our sales and marketing efforts and for other general working capital purposes. The foregoing description of the Investment Agreement and Convertible Promissory Note is qualified in its entirety by reference to the full text of the Investment Agreement and Convertible Promissory Note, which are attached hereto as Exhibits 2.2 and 4.1, respectively, and are incorporated herein by reference.

On November 15, 2006, Semotus issued a press release with respect to this Merger Agreement, Investment Agreement and Convertible Promissory Note. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION

We have signed an investment agreement dated November 13, 2006, by and among Semotus and an individual investor, Richard Sullivan, Citytalk's Chairman and CEO, relating to an investment of US$225,000 (the "Investment Agreement"). The investment was taken in the form of a promissory note (the "Convertible Promissory Note") which may be converted by Mr. Sullivan at his discretion at any time into restricted common shares of Semotus at a conversion price of ten cents ($0.10) per share, for a total of 2,250,000 shares. The unpaid principal shall accrue interest at 8% per annum and all unconverted principal and interest is due and payable on November 1, 2008. We will incur no placement agent fees or expenses for this $225,000 investment. The issuance of the underlying shares is dependent upon the American Stock Exchange's approval. These funds will be used to increase our sales and marketing efforts and for other general working capital purposes. The foregoing description of the Investment Agreement and Convertible Promissory Note is qualified in its entirety by reference to the full text of the Investment Agreement and Convertible Promissory Note, which are attached hereto as Exhibits 2.2 and 4.1, respectively, and are incorporated herein by reference.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the merger with Citytalk, as discussed above in Section 1.01, we have agreed to issue 418,744,000 shares of common stock to Citytalk's shareholders and pay a placement fee to the placement agent, Bathgate Capital Partners, in the form of $150,000 and 2,000,000 shares of restricted common stock, if the Merger does close.

We have also issued a promissory note (the "Convertible Promissory Note") which may be converted by the investor into common shares of Semotus at a conversion price of ten cents ($0.10) per share, for a total of 2,250,000 shares, in exchange for a $225,000 investment by Richard Sullivan, Citytalk's Chairman and CEO. The unpaid principal shall accrue interest at 8% per annum and all unconverted principal and interest is due and payable on November 1, 2008. The issuance of the underlying shares is dependent upon the American Stock Exchange's approval.

As part of the Merger and the Investment, we agreed to file a registration statement with the Securities and Exchange Commission to qualify the resale of the 2,000,000 shares of common stock that will be issued to Bathgate Capital Partners and the 2,250,000 shares of common stock issuable upon the conversion of the Convertible Promissory Note.

The securities to be issued in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act of 1933. The appropriate restrictive legend will be placed on the certificates and stop transfer instructions will be issued to the transfer agent.

The issuance will be made in reliance on Section 4(2) of the Act and will be made without general solicitation or advertising. The purchasers are sophisticated investors with access to all relevant information necessary to evaluate the investment, who represented to us that the securities are being acquired for investment purposes.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Semotus intends to file a proxy statement in connection with the merger transaction involving Semotus and Citytalk before the end of the calendar year. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER TRANSACTION. Investors and
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security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Semotus by contacting Semotus Investor Relations at 718 University Ave., Suite 202, Los Gatos, CA 95032, telephone
(408) 399-6120, and directed to the attention of Tali Durant, Corporate
Secretary.

Semotus and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Semotus in connection with the merger transaction. Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the proxy statement of Semotus described above. Additional information regarding the directors and executive officers of Semotus is also included in Semotus' proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on July 26, 2006. These documents are available free of charge at the SEC's web site at www.sec.gov and from Investor Relations at Semotus as described above.

ITEM 9.  FINANCIAL STATEMENTS AND EXHIBITS.

        (a) Not applicable.

        (b) Not applicable.

        (c) Exhibits. The following exhibits are filed with this report:


        Exhibit Number    Description
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        2.1               Agreement and Plan of Reorganization by and among
                          Semotus Solutions, Inc. and Citytalk, Inc. dated
                          November 10, 2006.

        2.2 Investment Agreement by and among Semotus Solutions, Inc. and certain individual investors dated November 13, 2006.

        4.1               Convertible Promissory Note dated November 13, 2006.

        10.1 Amendment 4 to the Agreement by and among Semotus Solutions, Inc. and Bathgate Capital Partners, LLC dated October 27, 2006.

        99.1              Press Release of Semotus Solutions, Inc. issued on
                          November 15, 2006.
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                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                       SEMOTUS SOLUTIONS, INC.

Date: November 15, 2006                By:  /s/ Anthony N. LaPine
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                                       Anthony N. LaPine,
                                       Chief Executive Officer